Exhibit 99.1

Mead Johnson Delivers 9 Percent Sales Growth; Reports Strong First Quarter Earnings; Raises Full-Year Guidance

GLENVIEW, Ill.--(BUSINESS WIRE)--April 26, 2012--Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the first quarter ended March 31, 2012.

  Net sales of $986.6 million in the quarter increased 9 percent versus the first quarter of 2011.
  GAAP net earnings of $0.80 per diluted share for the first quarter of 2012 were up by 13 percent from $0.71 per diluted share a year ago.
  Non-GAAP(1) net earnings of $0.82 per diluted share increased 8 percent from $0.76 per diluted share for 2011.
  Net sales were driven by the Asia/Latin America segment with growth of 22 percent with a majority of the markets achieving double-digit growth. Sales declined 12 percent for the North America/Europe segment as a result of lower market share and market contraction.
  Earnings benefited from strong sales growth, a favorable foreign exchange comparison and a lower effective tax rate, partially offset by lower gross margins and higher demand-generation investments.
  Full-year non-GAAP EPS guidance range increased to $3.04 to $3.14 from $3.00 to $3.10. Including specified items estimated at $0.09 per share, full-year GAAP EPS guidance is $2.95 to $3.05.

(1) See “Non-GAAP Financial Measures” and the reconciliation of GAAP and non-GAAP results included in this release.

“We are very pleased with the continued strong sales and earnings growth we delivered in the first quarter,” said Chief Executive Officer Stephen W. Golsby. “Growth in the emerging markets of Asia and Latin America was exceptional, led by China/Hong Kong and supported by double-digit increases in the majority of markets in the segment. Asia and Latin America now account for 71 percent of global sales. Our overall performance is particularly striking in light of the headwinds in the United States from factors outside of our control, including the 2011 benefit from a competitor’s recall, the impact of unfounded media reports in late December and a continued drop in births and consumption. We have confidence in the recovery of our U.S. market share as we move through the second half of the year. During the quarter, we increased demand-generation investments, along with research and development spending, to drive innovation and sustainable growth. We also completed the acquisition of an 80 percent equity interest in Argentina’s leading infant formula and children’s nutrition brand, which expands our presence in the Southern Cone of the Latin American region. Our confidence has led us to increase sales and earnings guidance for the full year.”

First Quarter Results

Net sales for the first quarter totaled $986.6 million, up 9 percent from $899.8 million a year ago. Sales benefited 5 percent from volume and 4 percent from price. Earnings before interest and income taxes (EBIT) for the first quarter totaled $248.8 million, up 12 percent from $222.6 million a year earlier. The EBIT increase was driven by sales growth and lower costs from the late 2011 completion of a new SAP technology platform and the elimination of duplicate costs from the overlap in shared service providers. These factors were partially offset by lower gross margins and higher demand-generation investments.

Gross margin was down 230 basis points versus the first quarter of 2011. The decrease was from unfavorable manufacturing variances and higher dairy costs, partially offset by higher pricing and productivity gains. The manufacturing variances were attributed to reduced fixed cost absorption from lower sales and production volumes in the U.S. The increase in demand-generation investments was from increased advertising and promotion, sales force, and research and development expenses. Foreign currency balance sheet remeasurement losses, mainly at our European manufacturing entity, were lower than a year ago.

Net earnings attributable to shareholders for the first quarter of 2012 totaled $164.2 million, or $0.80 per diluted share, compared with $146.1 million, or $0.71 per diluted share, for the prior-year quarter. The first quarter of 2012 benefited from a lower tax rate primarily attributable to a change in geographic earnings mix.

On a non-GAAP basis, which excludes specified items, the net earnings attributable to shareholders totaled $167.4 million, or $0.82 per diluted share, compared with $156.8 million, or $0.76 per diluted share, for the same quarter a year ago.

First Quarter Segment Results

The Asia/Latin America segment delivered net sales of $701.3 million for the first quarter of 2012, up 22 percent from $576.9 million in 2011. Sales benefited 16 percent from volume, 5 percent from price and 1 percent from foreign exchange. EBIT totaled $279.0 million, up 29 percent compared with $216.8 million for the year-ago quarter. EBIT increased from strong sales due to market share gains as well as market growth, partially offset by higher advertising and promotion, sales force and distribution expenses.

The North America/Europe segment reported net sales of $285.3 million for the first quarter of 2012, down 12 percent from $322.9 million in 2011. Sales benefited 3 percent from price, offset by a 14 percent decline in volume and 1 percent from foreign exchange. The volume decrease, primarily in the U.S. market, reflected lower market share, reduced consumption and fewer births. Lower market share is attributed to both the benefit of a competitor’s recall in the prior year period and the current impact of unfounded media reports of alleged product contamination in December 2011. EBIT for the segment totaled $33.7 million, compared with $92.9 million for the year-ago quarter. The decrease was entirely attributed to a decline in gross profit due to unfavorable manufacturing variances, higher dairy costs and the decline in net sales. The manufacturing variances are attributed to reduced fixed cost absorption from lower sales and production volumes in the U.S.

Corporate and Other expenses decreased from the reduction of costs related to the late 2011 completion of a new SAP technology platform and the elimination of the duplicate costs incurred in 2011 from the overlap in shared service providers.

Outlook for 2012

“We anticipate higher sales and earnings growth than in our previous guidance. Annual constant dollar sales growth is expected to be in the range of 9 percent to 11 percent. The increase in our sales outlook is largely attributable to the Argentine acquisition but also reflects slightly higher growth expectations in emerging markets. We expect our non-GAAP EBIT margin as a percentage of sales to be at or slightly above the level seen in 2011 and we are raising our full-year non-GAAP earnings estimate to $3.04 to $3.14 per share,” Mr. Golsby noted.

Conference Call Scheduled

The company will host a conference call at 8:30 a.m. CDT today during which company executives will review first quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, visit the website at least 15 minutes before the call and click on the “Investors” tab. Security analysts and investors wishing to participate by telephone should call (800) 510-0219, pass code: Mead Johnson. Callers outside of North America should call +1-617-614-3451 to be connected. A replay of the conference call will be available through midnight CDT Thursday, May 3, 2012, by calling (888) 286-8010 or outside of North America by calling +1-617-801-6888, pass code: 49069381. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the “Enfa” family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity costs; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) the effect of changes in economic, political and social conditions in the markets where we operate; (9) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (10) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (11) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2011, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, visit meadjohnson.com.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
NET SALES	$986.6	$899.8
Cost of Products Sold	373.5	320.0

GROSS PROFIT	613.1	579.8
Expenses:
Selling, General and Administrative	210.4	213.4
Advertising and Promotion	125.8	111.3
Research and Development	22.5	19.3
Other Expenses/(Income)—net	5.6	13.2

EARNINGS BEFORE INTEREST AND INCOME TAXES	248.8	222.6

Interest Expense—net	14.5	13.1

EARNINGS BEFORE INCOME TAXES	234.3	209.5

Provision for Income Taxes	64.5	60.6

NET EARNINGS	169.8	148.9
Less Net Earnings Attributable to Noncontrolling Interests	5.6	2.8

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$164.2	$146.1

Earnings per Share—Basic
Net Earnings Attributable to Shareholders	$0.80	$0.71

Earnings per Share—Diluted
Net Earnings Attributable to Shareholders	$0.80	$0.71

Dividends Declared per Share	$0.30	$0.26

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
NET EARNINGS	$169.8	$148.9

OTHER COMPREHENSIVE INCOME/(LOSSES)
Foreign Currency Translation Adjustments
Translation Adjustments	22.9	32.9
Tax Benefit/(Expense)	(6.4)	(4.1)
Deferred Gains/(Losses) on Derivatives Qualifying as Hedges
Deferred Gains/(Losses) on Derivatives Qualifying as Hedges for the Period	(6.4)	(3.7)
Reclassification Adjustment for (Gains)/Losses Included in Net Income	(1.0)	1.4
Tax Benefit/(Expense)	2.2	0.7
Pension and Other Post Retirement Benefits
Deferred Gains/(Losses) on Pension and Other Post Retirement Benefits	(0.1)	(0.2)
Reclassification Adjustment for (Gains)/Losses Included in Net Income	1.8	1.2
Tax Benefit/(Expense)	0.8	(2.3)
OTHER COMPREHENSIVE INCOME	13.8	25.9

COMPREHENSIVE INCOME	183.6	174.8

Less Comprehensive Income Attributable to Noncontrolling Interests	5.6	3.0

COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$178.0	$171.8

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$660.7	$840.3
Receivables—net of allowances of $6.8 and $6.3, respectively	378.4	352.6
Inventories	542.0	534.9
Deferred Income Taxes—net of valuation allowance	122.0	118.5
Income Taxes Receivable	5.6	3.3
Prepaid Expenses and Other Assets	52.6	40.1
Total Current Assets	1,761.3	1,889.7
Property, Plant, and Equipment—net	581.0	576.1
Goodwill	289.4	117.5
Other Intangible Assets—net	150.8	91.6
Deferred Income Taxes—net of valuation allowance	20.5	16.5
Other Assets	63.7	75.4
TOTAL	$2,866.7	$2,766.8

LIABILITIES AND EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Accounts Payable	$409.1	$488.1
Dividends Payable	61.6	53.3
Note Payable	86.4	—
Accrued Expenses	187.0	229.0
Accrued Rebates and Returns	301.2	300.1
Deferred Income—current	12.5	47.0
Income Taxes—payable and deferred	68.3	82.6
Total Current Liabilities	1,126.1	1,200.1
Long-Term Debt	1,529.7	1,531.9
Deferred Income Taxes—noncurrent	41.0	5.2
Pension, Post Retirement and Post Employment Liabilities	157.8	157.2
Other Liabilities	40.6	40.4
Total Liabilities	2,895.2	2,934.8
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	30.3	—

EQUITY/(DEFICIT)
Shareholders’ Equity
Common Stock, $0.01 par value: 4,200 authorized, 205.7 and 205.1 issued, respectively	2.1	2.1
Additional Paid-in/(Distributed) Capital	(710.6)	(728.4)
Retained Earnings	872.9	770.0
Treasury Stock—at cost	(120.5)	(89.7)
Accumulated Other Comprehensive Income/(Loss)	(119.3)	(133.1)
Total Shareholders’ Equity/(Deficit)	(75.4)	(179.1)
Noncontrolling Interests	16.6	11.1
Total Equity/(Deficit)	(58.8)	(168.0)
TOTAL	$2,866.7	$2,766.8

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EQUITY/(DEFICIT)
AND REDEEMABLE NONCONTROLLING INTEREST
(Dollars in millions)
(UNAUDITED)

	Common Stock	Additional Paid-in (Distributed) Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interests	Total Equity/ (Deficit)	Redeemable Non- controlling Interest
BALANCE January 1, 2011	$2.0	$(775.6)	$474.0	$(3.2)	$(64.6)	$9.1	$(358.3)	$—
Stock-based compensation awards		10.0					10.0
Treasury stock acquired				(23.7)			(23.7)
Cash dividends declared			(53.2)				(53.2)
Net earnings			146.1			2.8	148.9
Other Comprehensive income					25.7	0.2	25.9
BALANCE March 31, 2011	$2.0	$(765.6)	$566.9	$(26.9)	$(38.9)	$12.1	$(250.4)	$—

BALANCE January 1, 2012	$2.1	$(728.4)	$770.0	$(89.7)	$(133.1)	$11.1	$(168.0)	$—
Stock-based compensation awards		17.8		(13.6)			4.2
Treasury stock acquired				(17.2)			(17.2)
Acquisition							—	30.2
Cash dividends declared			(61.3)				(61.3)
Net earnings			164.2			5.5	169.7	0.1
Other Comprehensive income					13.8		13.8
BALANCE March 31, 2012	$2.1	$(710.6)	$872.9	$(120.5)	$(119.3)	$16.6	$(58.8)	$30.3

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$169.8	$148.9
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	18.5	17.7
Other	28.0	9.3
Changes in Assets and Liabilities	(196.0)	25.1
Pension and Other Post Retirement Benefits Contributions	(0.9)	(1.9)
Net Cash Provided by Operating Activities	19.4	199.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(30.4)	(32.6)
Proceeds from Sale of Property, Plant and Equipment	0.5	0.1
Acquisition	(106.1)	—
Net Cash Used in Investing Activities	(136.0)	(32.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-term Borrowings	30.0	0.6
Repayments of Short-term Borrowings	(30.0)	(1.8)
Payments of Dividends	(53.0)	(46.1)
Stock-based-compensation-related Proceeds and Excess Tax Benefits	11.5	0.7
Purchases of Treasury Stock	(29.6)	(24.5)
Net Cash Used in Financing Activities	(71.1)	(71.1)
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	8.1	17.5

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(179.6)	113.0
CASH AND CASH EQUIVALENTS:
Beginning of Period	840.3	595.6
End of Period	$660.7	$708.6

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

	Three months ended March 31,
Net Sales	2012	2011	% Change	Volume	Price	Foreign Exchange
Asia/Latin America	$701.3	$576.9	22%	16%	5%	1%
North America/Europe	285.3	322.9	(12%)	(14%)	3%	(1%)
Total	$986.6	$899.8	9%	5%	4%	0%

Earnings Before Interest and Income Taxes
Asia/Latin America	$279.0	$216.8	29%
North America/Europe	33.7	92.9	(64%)
Corporate and Other	(63.9)	(87.1)	27%
Total	$248.8	$222.6	12%

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including non-GAAP EBIT, earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share, are IT separation and other costs (Specified Items). In addition, other items include the tax impact on Specified Items. Non-GAAP EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile GAAP to non-GAAP disclosure follow:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings Attributable		Earnings per
	and Income Taxes		to Shareholders		Common Share - Diluted
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2012	2011	2012	2011	2012	2011
GAAP results	$248.8	$222.6	$164.2	$146.1	$0.80	$0.71
Specified Items:(1)
IT/other separation costs(2)	1.7	15.4
Severance and other costs(2,3)	1.0	0.2
Legal, settlements and related costs(2,3)	1.5	0.9
Specified items before income taxes	4.2	16.5	4.2	16.5	0.02	0.08
Income tax impact on items above			(1.0)	(5.8)		(0.03)
Non-GAAP results	$253.0	$239.1	$167.4	$156.8	$0.82	$0.76

(1) All Specified Items are included in the Corporate and Other segment
(2) Included in Selling, General and Administrative expenses
(3) Included in Other Expenses/Income-net

CONTACT:
Mead Johnson Nutrition Company
Investors:
Kathy MacDonald, (847) 832-2182
kathy.macdonald@mjn.com
or
Media:
Christopher Perille, (847) 832-2178
chris.perille@mjn.com